                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
OCTOBER 17, 2002

CONTACTS:
Investors                                   Media
Jay Gould          (614) 480-4060           Jeri Grier          (614) 480-5413
Susan Stuart       (614) 480-3878


            HUNTINGTON BANCSHARES REPORTS THIRD QUARTER 2002 RESULTS
                     - REPORTED EARNINGS PER SHARE OF $0.41
             - OPERATING EARNINGS PER SHARE OF $0.34 EXCLUDING GAIN
                   - 11% ANNUALIZED INCREASE IN MANAGED LOANS
                   - 10% ANNUALIZED INCREASE IN CORE DEPOSITS
                        - 3% DECLINE IN NET CHARGE-OFFS
                     - 4% DECLINE IN NON-PERFORMING ASSETS
                   - 2.00% LOAN LOSS RESERVE RATIO MAINTAINED


     COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported third quarter earnings of $98.1 million, or $0.41 per common share. This compares with earnings of $42.6 million, or $0.17 per common share, in the year-ago third quarter, and $82.2 million, or $0.33 per common share, in the second quarter of 2002. Year-to-date earnings in 2002 were $278.1 million, or $1.13 per common share, compared with $112.9 million, or $0.45 per common share, in the year-ago nine-month period.

         Third quarter 2002 operating earnings were $82.2 million, or $0.34 per common share, excluding a $24.5 million pre-tax ($16.0 million after tax) gain on the previously announced restructuring of Huntington's ownership interest in Huntington Merchant Services, L.L.C. These results were up 1% and 3%, respectively, from second quarter operating earnings of $81.7 million, or $0.33 per common share, and up 2% and 6%, respectively, compared with the year-ago quarter's operating earnings of $80.9 million, or $0.32 per share. Prior period operating earnings exclude one-time restructuring charges and the impact of the sale of the Florida banking operations and other non-operating items (see Basis of Discussion - Operating Earnings below). Operating earnings for the first nine months of 2002 were $243.4 million, or $0.99 per common share, up 7% and 9%, respectively, from the comparable prior-year period operating earnings of $228.0 million, or $0.91 per common share.

         "Huntington continued to build momentum in the third quarter as evidenced in a number of key financial performance indicators," said Thomas Hoaglin, chairman, president and chief executive officer. "Despite a contraction in the net interest margin, net interest income increased 3% from the second quarter as loan and deposit growth remained strong. Mortgage banking income declined from the second quarter due to a $6.6 million pre-tax mortgage servicing impairment, reflecting heavy prepayment and refinancing activity. Nevertheless, excluding mortgage banking income, non-interest income was up 4%, led by a 6% increase in deposit service charges."

         "We are also encouraged by the fact that credit quality trends continued to improve," Hoaglin said. "Net charge-offs declined for the third consecutive quarter, and non-performing assets declined for the second consecutive quarter. Importantly, the inflow of new non-performing assets declined 35% from the second quarter level. Despite this improvement, given the continued economic uncertainty, we maintained the loan loss reserve ratio at 2.00%. As a result, and reflecting the strong loan growth, loan loss provision expense was up significantly from last quarter, and exceeded net charge-offs by 38%. We remain cautiously optimistic for credit quality trends assuming no further significant deterioration in the economy."

         "We also took a number of important strategic steps in the third quarter to enhance our portfolio of businesses and to strengthen our capabilities," he added. "As previously announced, to better utilize resources and maintain our focus on our core businesses and markets, we sold the Florida-based J. Rolfe Davis Insurance Agency and restructured our ownership interest in Huntington Merchant Services. To broaden our product offering to commercial customers and complement our existing equipment leasing business, we purchased LeaseNet Group, Inc., a small privately held equipment leasing company specializing in the financing of network server class equipment. We also continued to invest in customer service technology with our enhanced teller platform technology now in 64% of our branches and all remaining branches targeted for installation by year-end. On the personnel side, in August we appointed a new head of small business banking. We also continued our investment in employees by establishing our second company-wide employee stock option grant."

"Lastly, this past quarter we formally announced a new vision for the company and our employees, which is to be an essential partner to our customers. This reinforces the concepts of employee empowerment and customer service re-dedication initiated just over a year ago. It's very rewarding to see these principles evident in this quarter's financial performance and achievements," Hoaglin concluded.

BASIS OF DISCUSSION - OPERATING EARNINGS
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         Reported results since the 2001 second quarter have been significantly impacted by a number of non-operating items, primarily related to the strategic restructuring announced in July 2001 and the subsequent sale of the Florida banking operations in the 2002 first quarter. Therefore, to better understand comparable underlying trends, the following discussion is presented on an operating basis. OPERATING EARNINGS EXCLUDE THE IMPACT OF RESTRUCTURING AND OTHER CHARGES, THE GAIN FROM THE SALE OF FLORIDA BANKING OPERATIONS AND ITS RELATED RUN-RATE IMPACT FROM PRIOR PERIODS, AND OTHER NON-OPERATING ITEMS. (Please refer to the schedules beginning on page 9, as well as the 2002 third quarter's Quarterly Financial Review for schedules reconciling reported with operating earnings and additional schedules excluding the impact of the Florida operations.)


DISCUSSION OF RESULTS
---------------------

     Third quarter 2002 results compared with sequential second quarter performance on an operating basis reflected:

-    2% increase in revenue excluding securities gains
     ----------------------

     -  3% increase in net interest income

        -  4.26% net interest margin

        -  11% annualized growth in managed loans

        -  10% annualized growth in core deposits

     - 1% decline in non-interest income including the impact of a $6.6 million mortgage servicing rights impairment

-    53.1% efficiency ratio, improved slightly
     ----------------------

-    Improved credit quality and a strong allowance for loan losses
     --------------------------------------------------------------

     - 5 basis point decline in the net charge-off ratio to 0.83% excluding net charge-offs on exited portfolios

     - $9.1 million, or 4%, decline in non-performing assets (NPAs) and 35% decline in the inflow of new NPAs

     -  2.00% allowance for loan losses ratio maintained

     -  NPA coverage ratio increased to 191% from 176%

-    Maintained strong capital position
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     -  8.00% tangible common equity ratio

     -  Repurchased 6.2 million shares, bringing program-to-date repurchases to
        15.0 million shares or $294 million


        Net interest income increased $7.6 million, or 3%, from the second quarter reflecting a $797 million, or 4%, increase in average earning assets due to growth in both loans and securities, and a 1% decrease in the margin. The net interest margin declined to 4.26% from 4.30% driven by a flattening yield curve and mortgage loan origination and prepayment activity. Compared with the year-ago quarter, net interest income was up $19.0 million, or 8%, reflecting the combination of a 5% increase in average earning assets and a 9 basis point increase in the net interest margin from 4.17%.

         Average managed loans increased 11% on an annualized basis from the second quarter. Loan generation continued to be positively impacted by strong growth in consumer loans. Average residential mortgages grew $80.7 million, or 81% annualized, with average home equity loans and lines of credit up $151.0 million, or 18% annualized. This reflected continued strong demand for residential mortgages, refinancing activity, and the promotion of adjustable mortgage products. In addition, average managed auto loans and leases increased $229.6 million, or 14% annualized, reflecting record auto industry sales in the third quarter and a new quarterly record level of production for the Dealer Sales Group. Commercial real estate loans increased $92.9 million, or 10% annualized. These increases were partially offset by a $111.4 million, or 8% annualized, decline in commercial loans. Compared with the year-ago quarter, average managed loans were up 7%.

         Average core deposits increased $385.4 million, or 10% annualized, from the second quarter, reflecting strong inflows in both interest bearing and non-interest bearing demand deposits. Within interest bearing deposits, money market accounts showed the strongest growth. Deposit inflow continued to be influenced, in part, by recent turbulence in the financial markets, but also by the success of sales and deposit growth programs. Compared with the year-ago quarter, average core deposits were up 12%.

         Non-interest income, excluding securities gains, was down $0.6 million, or 1%, from the second quarter. This reflected a $4.4 million decline in mortgage banking income as a result of a $6.6 million mortgage servicing rights impairment. Without the impairment, mortgage-banking income would have increased 20%.

         Excluding mortgage banking, non-interest income was up $3.8 million, or 4%, from the second quarter driven primarily by a $2.1 million, or 6%, increase in deposit service charges. Trust income was down $1.3 million, or 8%, and brokerage and insurance income was down $1.0 million, or 7%, both declines driven by market conditions. Other income was up $3.7 million from the second quarter reflecting an increase in trading results and customer derivative sales. Compared with the year-ago quarter, non-interest income on an operating basis and excluding securities gains was up 3%, or 12% excluding a 55% decline in mortgage banking income. Contributing to this year-over-year increase were a 12% increase in deposit service charges and a 20% increase in bank owned life insurance, with other service charges and other income up 14% and 27%, respectively.

         Non-interest expense was up $3.5 million, or 2%, from the second quarter driven by a $3.9 million increase in personnel costs, primarily related to building regional banking and increased activity in mortgage banking and dealer sales. Equipment and occupancy costs were up $0.9 million. These increases were partially offset by a $1.5 million decrease in outside data processing and other services. Compared with the year-ago quarter, operating non-interest expense was up $6.7 million, or 4%, primarily reflecting a $5.6 million, or 6%, increase in personnel costs and a $1.8 million, or 31%, increase in marketing costs. These costs were partially offset by a $2.4 million decrease in intangible amortization due to a reduction in amortization of non-Florida related intangibles. The third quarter efficiency ratio improved slightly to 53.1% from 53.2% in the second quarter and improved from 54.0% in the year-ago quarter.

         Net charge-offs were $43.7 million, down 3%, in the third quarter and represented an annualized 0.87% of average loans. Excluding the impact of net charge-offs on exited portfolios for which reserves were previously established, net charge-offs represented 0.83% of average loans, down from 0.88% in the second quarter. The over 30-day delinquency ratio for consumer loans decreased 16 basis points to 2.10% at the end of the third quarter from 2.26% at the end of the second quarter.

         Loan loss provision expense in the third quarter was $60.2 million, exceeding net charge-offs by $16.5 million, or 38%. The September 30, 2002, allowance for loan losses as a percent of period-end loans was maintained at 2.00% and was significantly higher than 1.77% at the end of the year-ago third quarter. The allowance for loan losses as a percent of non-performing assets increased to 191% from 176% in the second quarter and 166% from the year ago quarter.

         Non-performing assets at September 30, 2002, were $214.1 million, or 1.05% of period-end loans and other real estate owned, down 4% from $223.2 million, or 1.14%, at June 30,

2002. The inflow of new non-performing assets declined $25.8 million to $47.2 million in the third quarter. Non-performing assets continue to be concentrated in the manufacturing and services sectors reflecting weakness in Midwest manufacturing.

         At September 30, 2002, the tangible equity to assets ratio was 8.00%, down from 8.51% at June 30, 2002, reflecting the impact of the company's share repurchase program and the growth in assets.

2002 OUTLOOK

         "Given our financial performance for the first nine-months, and assuming continuing positive trends and no significant change in the economy or market environment, we believe earnings per share will be $0.34-$0.35 in the fourth quarter. This is within the range for full-year 2002 operating earnings guidance originally given last January," Hoaglin said.


CONFERENCE CALL / WEBCAST INFORMATION

         Huntington's senior management will host an earnings conference call today, October 17, at 12:00 p.m. EDT. Participating in today's call will be Tom Hoaglin, Chairman, President and CEO; Mike McMennamin, Vice Chairman and CFO; and Nick Stanutz, Executive Vice President - Dealer Sales Group. The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at (800) 782-3741. Slides will be available at www.huntington-ir.com just prior to 12:00 p.m. EDT on October 17, 2002, for review during the call.

         A replay of the webcast will be archived in the Investor Relations section of Huntington's web site www.huntington.com. A telephone replay will be available two hours after the completion of the call through October 31, 2002, at (800) 642-1687; conference ID 5970472.

         The Quarterly Financial Review as well as the slides for the conference call will be filed, along with management's comments, with the Securities and Exchange Commission on Form 8-K.


ABOUT HUNTINGTON

Huntington Bancshares Incorporated is a $27 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 136 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than

300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of more than 900 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong.

FORWARD-LOOKING STATEMENT

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Business Risks" included in Item 1 of Huntington's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors described from time to time in Huntington's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this news release are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

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